SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): FEBRUARY 20, 2001


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


        0-21054                                             76-0511324
(Commission File Number)                       (IRS Employer Identification No.)



120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS                    77478
  (Address of principal executive offices)                  (Zip Code)




       Registrant's telephone number, including area code: (281) 276-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

APPOINTMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

      Henley Healthcare, Inc.(the "Company") issued a press release on February 20, 2001 stating that the Board of Directors has appointed Len de Jong as its President and Chief Executive Officer effective February 9, 2001. Mr. de Jong was appointed a director effective January 1, 2001. Mr. de Jong also serves as the President and Chief Executive Officer of the Company's subsidiary, Enraf-Nonius B.V. Enraf-Nonius, which is located in Delft, The Netherlands, is a worldwide producer and supplier of products and services in the field of physiotherapy and active rehabilitation. Enraf-Nonius expects to report gross revenues of approximately $35,000,000 for the year-ended December 31, 2000. Mr. de Jong replaced Dr. Pedro A. Rubio who was serving as Interim-President and Chief Executive Officer. Dr. Rubio will continue to serve as Chairman of the Board of Directors of the Company.

NASDAQ SMALLCAP MARKET

      The Company previously received notice from Nasdaq that its common stock would be delisted from the Nasdaq SmallCap Market for failure to maintain a minimum bid price of $1.00. Following the appeal by the Company to the Nasdaq Listing Qualifications Panel with respect to the delisting of its common stock from the Nasdaq SmallCap Market, the Company received notification from Nasdaq of its failure to maintain the minimum net tangible assets requirement as established by Nasdaq. In light of the Company's inability to satisfy the net tangible assets requirement, the Company has determined not to appeal the decision by Nasdaq to remove the Company's common stock from listing on the Nasdaq SmallCap Market. Therefore, the Company's common stock will be delisted.

      The Company will apply to have its common stock traded on the OTC Bulletin Board. Delisting from the Nasdaq SmallCap Market may adversely affect the market price and liquidity of the common stock and may subject the common stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. In addition, the Company may incur significant monetary penalties under the terms of its Series B and Series C Preferred Stock due to the delisting of its common stock.

FINANCIAL CONDITION

      As a result of the Company's financial performance, the Company has limited working capital and has defaulted on the indebtedness owed to Comerica Bank-Texas, which is now due and payable in full. The Company expects to report significant operating losses with respect to its U.S. operations for the year ended December 31, 2000, and to continue to incur significant operating losses relating to its U.S. operations. In addition, the Company has a substantial amount of outstanding indebtedness, including unpaid vendor obligations.

      In light of the Company's continuing losses, it is unlikely that the Company will be able to generate sufficient funds from operations to cure its default under the credit facility or to reduce its working capital deficit. The Company is reviewing all aspects of its business and capital structure

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with the objective of restructuring the Company such that it can reduce its outstanding indebtedness and improve its working capital position. A restructuring of the Company would likely include the sale of the Company's United States assets and require additional equity or debt financing, which may include repaying certain outstanding indebtedness with equity. In connection with any such financing or restructuring, the Company may be required to issue securities that substantially dilute the interests of the Company's shareholders. There can be no assurances that any such restructuring or financing will occur. In the event the Company is unable to restructure its outstanding indebtedness and secure additional financing, the Company will not have the funds to satisfy its liquidity needs and may be required to seek protection under federal bankruptcy laws.

FORWARD LOOKING STATEMENTS

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated, including the risks and uncertainties set forth from time to time in the Company's public reports and filings and other public statements. Readers are cautioned to consider these risks and uncertainties and not place undue reliance on these forward-looking statements. By making these forward-looking statements, The Company undertakes no obligation to update these statements for revisions or changes after the date of this report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) EXHIBITS.

      The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

99 -- Text of Press Release dated February 20, 2001.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HENLEY HEALTHCARE, INC.



                                          By: /s/ JAMES L. STURGEON
                                                  James L. Sturgeon
                                                  Chief Financial Officer


February 20, 2001


                                    EXHIBITS


99 -- Text of Press Release dated February 20, 2001.

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